As filed with the Securities and Exchange Commission on May 12, 2010

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIED NEVADA GOLD CORP.

(Exact name of Registrant as specified in its charter)

Delaware	1040	20-5597115
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employee Identification No.)

9790 Gateway Drive Suite 200 Reno, NV 89521		(775) 358-4455
(Address of principal executive offices)		(Registrant’s telephone number, including area code)

Scott A. Caldwell

President and Chief Executive Officer

Allied Nevada Gold Corp.

9790 Gateway Drive

Suite 200

Reno, Nevada 89521

(775) 358-4455

(Name, address and telephone number of agent for service)

Copy to:

Randal R. Jones

Lisa Luebeck

Dorsey & Whitney LLP

701 Fifth Avenue, Suite 6100

Seattle, WA 98104

(206) 903-8800

Approximate date of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price	Amount of registration fee
Common Stock, $0.001 par value	(1)
Warrants	(1)
Total	(1)	(2)

(1)	An indeterminate number of shares of common stock and warrants as may, from time to time, be offered at indeterminate prices. This Registration Statement also includes such indeterminate amount of common stock as may be resold from time to time upon exercise or conversion of convertible securities being registered hereunder.

(2)	Pursuant to Rule 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

Common Stock

Warrants

We may offer to sell, from time to time in one or more offerings:

•	common stock; and

•	warrants to purchase common stock.

We may offer any combination of these securities in one or more offerings on terms to be determined at the time of sale. We may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

This prospectus provides you with a general description of the securities we may offer. Each time we sell our securities hereunder, we will provide a supplement to this prospectus that contains specific information about the offering, including the initial offering price to the public. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, all prospectus supplements and all other documents incorporated by reference in this prospectus before you invest in our securities.

Our common stock is quoted on the NYSE Amex and on the Toronto Stock Exchange under the symbol “ANV.” On May 11, 2010 the last reported sale price for our common stock on each exchange was $21.42 and Cdn $22.05 per share, respectively.

Investing in our common stock involves a high degree of risk. See “Risk Factors“ beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and applicable fees, commissions or discounts.

The date of this prospectus is May 12, 2009

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC. Under this registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all the information set forth in the registration statement as permitted by the rules of the SEC. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. That prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described in this prospectus under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

When used in this prospectus or in any prospectus supplement, the terms “we,” “us,” “our,” “Allied” and “the Company” refer to Allied Nevada Gold Corp, a Delaware corporation, and its subsidiaries (unless the context indicates another meaning).

THE COMPANY

Allied Nevada Gold Corp. is primarily a gold producer which operates the Hycroft Mine and has a large number of prospective exploration claims in the State of Nevada. As announced on April 01, 2010, Allied Nevada had Proven and Probable Mineral Reserves of 2.4 million ounces of gold and 32.3 million ounces of silver. We own the Hycroft Mine, the Maverick Springs (a 45% joint venture with Silver Standard Resources Inc.), Mountain View, Hasbrouck, Three Hills and Wildcat projects, the Contact and other Nevada properties previously owned by Vista Gold Inc., the Pony Creek/Elliot Dome property package and the exploration rights to more than a hundred other earlier-stage exploration properties. All of these properties are located in the state of Nevada.

We operate the wholly-owned Hycroft Mine, which is located 54 miles west of Winnemucca, Nevada. The Hycroft Mine is an open pit, heap leach gold mine that is expected to produce silver as a byproduct of the gold recovery process. All currently identified ore reserves will be mined by open pit methods with a typical drill, blast, load, and haul cycle from seven pits; the Brimstone, the Cut- 5, Bay Area, Boneyard, Central, Sulfur and camel pits. Presently, all ore-grade material placed on the leach pad will be run-of-mine and a mobile crushing unit will be added in the latter half of 2010. Based on current operating performance and life of mine plans, we believe the Hycroft Mine has achieved full production capacity and expect annual gold production to be approximately 100,000 ounces in 2010.

We intend to implement plans to accelerate mining of oxide mineralization at Hycroft from 25 million tons of material per year to 80 million tons of material. This accelerated plan assumes an average mining rate of 80 million tons per year will be achieved by 2012, and includes 37 million tons of ore and 43 million tons of waste with approximately 30% of the ore being crushed. We expect that this accelerated mining rate would be phased in over the next two years, with production increasing from approximately 100,000 ounces in 2010 to over 250,000 ounces of gold in 2012 and peaking at over 300,000 ounces in each of 2013 and 2014. We expect average annual silver production to be in excess of 1 million ounces. We believe the current oxide reserve is sufficient to support this mining rate until 2015, and that mine life may be extended through ongoing exploration.

We believe that the total capital required, over the life of the mine, to implement our accelerated mining plan will be approximately $212 million, as compared to $221 million in capital required over the current life of the mine, if we were to continue mining the 2.4 million ounces of oxide reserves at our current rate. The initial capital of approximately $180 million, spent over the first three years, is for the inclusion of a larger capacity mining fleet ($130 million), leach pad expansions ($20 million), mobile crushing units ($14 million) and modifications to existing infrastructure such as the process plant, mobile equipment maintenance shop and refinery ($12 million). The mobile mining fleet may be purchased with capital lease financing through the equipment manufacturer.

In addition to operating the Hycroft Mine, Allied Nevada is engaged in the evaluation, acquisition, exploration and advancement of gold exploration and development projects in the State of Nevada. Management continues to seek opportunities to improve the value of the gold projects that we own or control through exploration drilling, introducing technological innovations, potential joint venture partners and developing properties into operating mines. We expect that emphasis on gold project acquisition and development will continue in the future.

Allied Nevada’s executive offices are located at 9790 Gateway Drive, Suite 200, Reno, Nevada 89521 and its phone number is (775) 358-4455.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” in our annual report on Form 10-K filed with the SEC on March 12, 2010, which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein or incorporated by reference, that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths, expansion expectations (including with respect to Hycroft) and growth of our business, expectations regarding the purchase and installation of equipment for the proposed crushing system and the anticipated benefits of such system, the availability of outside contractors, results of exploration drilling programs at Hycroft, current estimates of gold oxide mineralized material, potential for upgrading and expanding oxide gold and silver mineralized material and extension of life of the oxide project, results of evaluation of underlying sulphide mineralization at Hycroft, future gold and silver prices, production, sales and cost of sales, expectations regarding fuel prices, availability and timing of capital, anticipated cash flows, estimated completion dates, operations, proven or probable reserves, mineralized material, timing and amount of capital and exploration expenditures and capital requirements, expectations regarding gold recovery, expectations regarding acceleration of mine rate and production improvements, and cash operating costs.

The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “target”, “budget”, “may”, “schedule” and similar words or expressions identify forward-looking statements. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on current expectations. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to:

•	Business-related risks including:

•	Risks related to our limited operating history;

•	Risks relating to the operation of the Hycroft Mine including:

•	uncertainties relating to obtaining or retaining approvals and permits from governmental regulatory authorities;

•	risks of shortages of equipment or supplies; and

•	risks of inability to maintain production volume or manage cost increases;

•	Risks that our acquisition, exploration and evaluation activities will not be commercially successful;

•	Risks relating to fluctuations in the price of gold and silver;

•	The inherently hazardous nature of mining activities;

•	Uncertainties concerning estimates of reserves and mineralized material;

•	Uncertainty of being able to raise additional capital on favorable terms or at all;

•	Risks relating to intense competition within the mining industry;

•	Potential effects on our operations of U.S. federal and state governmental regulation, including environmental regulation and permitting requirements;

•	Risks of significant cost increases;

•	Uncertainties concerning availability of equipment and supplies;

•	Risks that we may lose key personnel or fail to attract and retain personnel;

•	Risks that we may experience difficulty in managing our growth;

•	Potential challenges to title in our mineral properties;

•	Risks that our principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval; and

•	Risks related to the heap leaching process, including but not limited to gold recovery rates, gold extraction rates, and the grades of ore placed on our leach pads.

•	Risks related to our common stock, including:

•	Potential volatility in the trading price and volume of our common stock;

•	Risks inherent in accurately valuing our common stock; and

•	Potential adverse effect of future sales of our common stock on the trading price of our common stock.

For a more detailed discussion of such risks and other important factors that could cause actual result to differ materially from those in such forward-looking statements, please see those factors discussed in this prospectus and other filings with the SEC. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that our forward-looking statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “dollars” or “$” are to United States dollars and all references to “Cdn$” are to Canadian dollars. United States dollar equivalents of Canadian dollar figures are based on the noon buying rate for Canadian dollars for the Bank of Canada on the applicable date.

CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING ESTIMATES OF MINERAL RESOURCES

This Prospectus uses the terms “Measured Mineral Resources” and “Indicated Mineral Resources.” We advise U.S. investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. U.S. investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves.

This Prospectus uses the term “Inferred Mineral Resources.” We advise U.S. investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize it. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally mineable.

DIVIDEND POLICY

We have never paid dividends. While any future dividends will be determined by our directors after consideration of our earnings, financial condition, and other relevant factors, it is currently expected that available cash resources will be utilized in connection with the ongoing acquisition, exploration and evaluation programs and development projects of Allied Nevada.

USE OF PROCEEDS

Except as may be described in any prospectus supplement, we will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for general corporate purposes, which may include providing working capital or funding capital expenditures.

We will set forth in the applicable prospectus supplement our intended use for the net proceeds from the sale of any securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents. We may distribute the securities from time to time in one or more transactions:

•	at fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering, including the following information:

•	the names of any underwriters or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934, as amended.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the overallotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the offered securities or preventing or retarding a decline in the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE Amex or otherwise and, if commenced, may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our authorized capital stock consists of (a) 100,000,000 shares of common stock, $0.001 par value; and (b) 10,000,000 shares of undesignated preferred stock, $0.001 par value. The only equity securities currently outstanding are shares of common stock. As of May 4, 2010, there were approximately 74,365,027 shares of common stock issued and outstanding. Our common stock is traded on the NYSE Amex and the Toronto Stock Exchange under the symbol “ANV”.

The following description summarizes the material terms of our common stock. This summary is, however, subject to the provisions of our certificate of incorporation and bylaws. For greater detail please refer to our certificate of incorporation and bylaws.

Common Stock

The holders of Allied Nevada common stock have the following rights, privileges, restrictions and conditions:

(a) right to notice of, to attend and to vote at meetings of Allied Nevada Shareholders and each Allied Nevada Share has the right to one vote per Allied Nevada Share;

(b) right to receive dividends as and when declared on the Allied Nevada Shares subject to the satisfaction of rights of holders of preferred shares of Allied Nevada; and

(c) right to receive the remaining property and assets of Allied Nevada in the event of liquidation, dissolution or winding-up of Allied Nevada subject to the satisfaction of rights of holders of preferred shares of Allied Nevada.

Directors will be elected by a plurality vote of the shares represented in person or by proxy. Other matters to be voted on by our stockholders must be approved by a majority of the votes cast on the matter by the holders of our common stock represented in person or by proxy.

Warrants

We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with our common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

The prospectus supplement relating to a particular series of warrants to purchase our common stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Allied Nevada.

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the common stock offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements as of December 31, 2009 have been incorporated by reference herein and in the registration statement and have been so included in reliance on the report of Ehrhardt Keefe Steiner & Hottman PC, Registered Public Accounting Firm, given on the authority of said firm as experts in auditing and accounting.

Much of the information with respect to the Hycroft Mine and our other properties included in this prospectus is derived from the reports of Scott E. Wilson Consulting, Inc. and has been included in this prospectus upon the authority of that company, an expert with respect to the matters covered by the report.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at http://www.alliednevada.com and the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, DC 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION BY REFERENCE

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 12, 2010;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2010 filed on May 10, 2010;

•	Our Registration Statement on Form 10 filed on January 12, 2007, including any amendments or reports filed for the purpose of updating such description; and

•	Our Current Reports on Form 8-K filed on April 5, 2010 (relating to the retirement of Jamus M. Doyle) and May 7, 2010.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Allied Nevada Gold Corp.

9790 Gateway Drive

Suite 200

Reno, NV 89521

(775) 358-4455

We also incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities that may be offered by this prospectus. However, we are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of Form 8-K.

This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus. You should rely only on the information contained in this prospectus and in the documents that we have incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

ALLIED NEVADA GOLD CORP.

Common Stock

Warrants

PROSPECTUS

The date of this prospectus is May 12, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$	*
Legal Fees and Expenses*		100,000
Accounting Fees and Expenses*		100,000
Printing and Engraving Expenses*		50,000
Miscellaneous Expenses*		35,000

Total	$	*

*	Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee.

Item 15. Indemnification of Directors and Officers

Allied Nevada’s Certificate of Incorporation provides that we shall indemnify any director or officer of Allied Nevada or any person who was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted under and in accordance with the laws of the State of Delaware. Our Certificate of Incorporation also eliminates in certain circumstances the liability of directors of Allied Nevada for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for breach of the director’s duty of loyalty to Allied Nevada or our stockholders; (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption; or (iv) for transactions from which the director derived an improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

Allied Nevada’s By-laws require us to indemnify any director or officer of Allied Nevada, or any person who is or was serving at our request as a director or officer of any other corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by law.

Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director, officer or former director or officer, of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Section 145 also provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation, upon such terms and conditions, if any, as the corporation deems appropriate, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145.

Section 145 additionally provides that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees, or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another.

Section 145 also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Allied Nevada maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other act, and (b) to Allied Nevada with respect to payments which may be made by Allied Nevada to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law. In addition to the indemnification provided in the Certificate of Incorporation and By-laws, we expect to enter into agreements to indemnify our directors and executive officers. These agreements generally act as a supplement to the indemnification provisions set forth in our Certificate of Incorporation and By-laws and Section 145, as in effect from time to time. Specifically, these agreements will require Allied Nevada to indemnify its directors and executive officers for any reasonable expenses they incur in connection with any action, suit or other proceeding brought against them as a result of their status as a director or executive officer of Allied Nevada. This indemnification will only be required where an individual director or executive officer has acted in good faith and in a manner which he or she reasonably believes was in, or not adverse to, the best interests of Allied Nevada. These indemnification agreements will also require Allied Nevada to advance the expenses of an individual director or executive officer prior to the final disposition of any action, suit or other proceeding, following receipt by Allied Nevada of a statement requesting the advance and providing reasonable detail of expenses incurred. We believe that these indemnification agreements and the provisions of our Certificate of Incorporation and By-laws described in the preceding paragraphs, are necessary and advisable in order to attract and retain highly qualified persons to serve on our Board of Directors and as executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Item 16. Exhibits

The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this registration statement.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i),(ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Reno, State of Nevada, on May 12, 2010.

Allied Nevada Gold Corp. (Registrant)

/s/ Scott A. Caldwell
Scott A. Caldwell Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Scott A. Caldwell and Hal D. Kirby his attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Name	Title	Date

/s/ Scott A. Caldwell Scott A. Caldwell	Chief Executive Officer, President and Director (principal executive officer)	May 12, 2010

/s/ Hal D. Kirby Hal D. Kirby	Chief Financial Officer and Executive Vice President (principal financial officer and principal accounting officer)	May 12, 2010

/s/ Robert M. Buchan Robert M. Buchan	Chairman and Director	May 12, 2010

John W. Ivany	Director

/s/ Cameron A. Mingay Cameron A. Mingay	Director	May 12, 2010

/s/ Terry M. Palmer Terry M. Palmer	Director	May 12, 2010

Carl Pescio	Director

/s/ D. Bruce Sinclair D. Bruce Sinclair	Director	May 12, 2010

/s/ Robert G. Wardell Robert G. Wardell	Director	May 12, 2010

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1(1)	Form of Underwriting Agreement

4.1	Certificate of Incorporation of the Registrant, dated September 14, 2006 (Incorporated by reference to the Registrant’s Registration Statement on Form 10, filed January 12, 2007)

4.2	By-laws of the Registrant (Incorporated by reference to the Registrant’s Registration Statement on Form 10, filed January 12, 2007)

4.3(1)	Form of Warrant Agreement

5.1	Opinion of Dorsey & Whitney LLP

23.1	Consent of Ehrhardt Keefe Steiner & Hottman PC

23.2	Consent of Scott E. Wilson Consulting, Inc.

23.3	Consent of Dorsey & Whitney LLP (Included in Exhibit 5.1)

24.1	Powers of Attorney (Included in the Signature Pages of this Registration Statement)

(1)

To be filed by amendment or as an exhibit to a current report on Form 8-K of the Registrant and incorporated by reference herein if the Company enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.